SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  June 30, 1997



                                XIOX CORPORATION

             (Exact name of registrant as specified in its charter)

         577 Airport Boulevard, Suite 700, Burlingame, California 94010
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (415) 375-8188

         Delaware                      0-15797                   95-3824750
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

ITEM 5.  Other Events

     On July 7, 1997,  the  Company  sold 40,000  shares of its Common  Stock to
Flanders Language Valley ("Flanders") for an aggregate purchase price of $200,000 pursuant to a June 30, 1997 agreement (the "Agreement") between the parties providing for an aggregate investment of $2,872,000 to purchase 574,400 shares of the Company's Common Stock, subject to future adjustments. The remaining investment is expected to be completed by mid-August subject to certain conditions to closing. Pursuant to the Agreement, Flanders will own 5.1% of Xiox Flanders N.V.

     The Company has agreed to appoint a designee of Flanders to the Board of Directors and in subsequent elections has agreed to cause a designee of Flanders to be nominated for election to the Board. The right of designation will terminate at such time as Flanders no longer owns at least 10% of the outstanding shares of the Company, or five years after June 30, 1997, whichever occurs first. The Company has also granted the investor certain registration rights.

ITEM 7. Exhibits

     The transaction discussed in Item 5 is to be accounted for as a sale of Common Stock. Financial statements for the period ending June 30, 1997 will be filed within 60 days.

     (c).   Exhibits

            4.2 Common Stock Purchase Agreement dated June 30, 1997.

            4.3 Investor Rights Agreement dated June 30, 1997.


********************************************************************************

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                XIOX CORPORATION



July 22,1997                                By   /s/ Melanie D. Reid
                                                --------------------------------
                                                     Melanie D. Reid
                                                     Vice-President, Finance
                                                     and Chief Financial Officer

EXH. 4.2

                         COMMON STOCK PURCHASE AGREEMENT

                                     BETWEEN

                     XIOX CORPORATION ("XIOX" OR "COMPANY")

                                       AND

                            FLANDERS LANGUAGE VALLEY

                           ("FLANDERS" OR "PURCHASER")




                                  June 30, 1997

                                                  TABLE OF CONTENTS

                                                                                                               Page

Section 1         Authorization and Sale of Common Stock........................................................  1
         1.1      Authorization.................................................................................  1
         1.2      Sale of Common................................................................................  1

Section 2         Closing Date; Delivery........................................................................  1
         2.1      First Closing.................................................................................  1
         2.2      Second Closing Date...........................................................................  2

Section 3         Representations and Warranties of the Company.................................................  2
         3.1      Organization and Standing.....................................................................  2
         3.2      Corporate Power; Authorization................................................................  2
         3.3      Issuance and Delivery of the Shares...........................................................  3
         3.4      SEC Documents; Financial Statements...........................................................  3
         3.5      Governmental Consents.........................................................................  3
         3.6      No Material Adverse Change....................................................................  3
         3.7      Authorized Capital Stock......................................................................  4
         3.8      No Dividends..................................................................................  4
         3.9      Litigation....................................................................................  4
         3.10     Regulation S Representations..................................................................  4
         3.11     Execution of Rights Agreement.................................................................  5

Section 4         Representations, Warranties and Covenants of Flanders.........................................  5
         4.1      Authorization.................................................................................  5
         4.2      Independent Investment Decision...............................................................  5
         4.3      Investment Intent.............................................................................  5
         4.4      Registration or Exemption Requirements........................................................  6
         4.5      Regulation S Representations..................................................................  6
         4.6      No Legal, Tax or Investment Advice............................................................  7
         4.7      Legends.......................................................................................  7

Section 5         Conditions to the First Closing of Purchaser..................................................  8
         5.1      Representations and Warranties................................................................  8
         5.2      Covenants.....................................................................................  8
         5.3      Qualifications................................................................................  8
         5.4      Execution of Investor Rights Agreement........................................................  8
         5.5      Approval of Formation of Belgian Company......................................................  8
         5.6      Execution of License Agreement between XIOX and Lemout and Hauspie ("L&H")....................  8
         5.7      Execution of Co-Sale Agreement................................................................  9

                                                           i


Section 6         Conditions to First Closing of Company........................................................  9
         6.1      Representations and Warranties................................................................  9
         6.2      Covenants.....................................................................................  9
         6.3      Qualifications................................................................................  9

Section 7         Conditions to the Second Closing of Purchaser.................................................  9
         7.1      Accuracy of Conditions. ......................................................................  9
         7.2      Intellectual Property Rights.................................................................. 10

Section 8         Conditions to the Second Closing of Company................................................... 10
         8.1      Accuracy of Conditions........................................................................ 10
         8.2      Intellectual Property Rights.................................................................. 11

Section 9         Affirmative Covenants of the Company.......................................................... 11
         9.1      Financial Information......................................................................... 11
         9.2      Post Closing Covenants........................................................................ 11
         9.3      Public Statements............................................................................. 12

Section 10        Post Closing Covenants of Flanders............................................................ 12
         10.1     Capital Contribution by Flanders to XIOX Flanders............................................. 12

Section 11        Miscellaneous................................................................................. 13
         11.1     Waivers and Amendments........................................................................ 13
         11.2     Placement Agent's Fee......................................................................... 13
         11.3     Governing Law and Location of Litigation...................................................... 13
         11.4     Survival...................................................................................... 13
         11.5     Successors and Assigns........................................................................ 13
         11.6     Entire Agreement.............................................................................. 14
         11.7     Notices, etc.................................................................................. 14
         11.8     Severability of this Agreement................................................................ 14
         11.9     Counterparts.................................................................................. 14
         11.10    Further Assurances............................................................................ 14
         11.11    Currency...................................................................................... 15
         11.12    Attorneys' Fees............................................................................... 15
         11.13    Legal Fees.................................................................................... 15

                         COMMON STOCK PURCHASE AGREEMENT
                          BETWEEN XIOX CORPORATION AND
                          FLANDERS LANGUAGE VALLEY FUND


     This Common Stock Purchase Agreement (the "Agreement") is made as of June 30, 1997, 4:30 p.m. eastern standard time by and among XIOX Corporation, a Delaware corporation (the "Company") with its principal office at 577 Airport Blvd., Suite 700; Burlingame, California 94010; and Flanders Language Valley, a C.V.A. under Belgian law ("Flanders" or the "Purchaser") with its principal office at 8900 Ieper, Industrielaan 31.

     Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"). All references herein to dollars are to United States dollars.


                                    Section 1

                     Authorization and Sale of Common Stock

     1.1 Authorization. The Company has authorized the sale and issuance of up to 813,429 shares of its Common Stock pursuant to this Agreement (the "Shares").

     1.2 Sale of Common. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Flanders and Flanders agrees to purchase from the Company 574,400 Shares for a total purchase price of $2,872,000, subject to adjustment as agreed between the parties. The Company shall be responsible for any transfer or stamp taxes in respect of issuing the Shares.


                                    Section 2

                             Closing Date; Delivery

     2.1 First Closing. The First Closing of the Purchase and Sale of the Shares hereunder (the "First Closing") shall be held at the offices of Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1200, San Diego, California 92101,
(619)  699-0256;  (619)  234-3848 (Fax) on or before July 7, 1997, or such other time and place upon which the Company and Flanders shall mutually agree in writing. The date of the First Closing is hereinafter referred to as "First Closing Date." Within five (5) days after the First Closing, the Company shall deliver to Flanders a Certificate, registered in the Purchaser's name representing 40,000 Shares that are being purchased by Flanders. It is agreed that the Certificate for the Shares will be delivered within five (5) days after the First Closing.

     2.2 Second Closing Date. The Second Closing of the purchase and sale of the Shares hereunder (the "Second Closing") shall be held at the offices of Brobeck, Phleger & Harrison LLP, 550 West "C" Street; Suite 1200, San Diego, California 92101 (619) 699-0256; (619) 234-3848 (fax) on August 15, 1997, or at such other time and place upon which the Company and Flanders shall mutually agree in writing. The date of the Second Closing is hereinafter referred to as the "Second Closing Date." Within five (5) days after the Second Closing, the Company will deliver to Flanders a certificate, registered in the Purchaser's name, representing 534,400 Shares being purchased by Flanders. It is agreed that the certificate for the Shares will be delivered within five days after the Second Closing.


                                    Section 3

                  Representations and Warranties of the Company

     The Company represents and warrants to Flanders as of the Closing as follows:

     3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state.

     3.2 Corporate Power; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Shares and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not, materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any to the Company's knowledge statute, law, rule or regulation or any state or to the Company's knowledge federal order, judgment or decree or to the Company's knowledge any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

     3.3 Issuance and Delivery of the Shares. The Shares, when issued and paid for in accordance with the provisions of this Agreement, will be validly issued and outstanding, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive or any other similar rights of the stockholders of the Company or any liens or encumbrances.

     3.4 SEC Documents; Financial Statements. The Company has delivered to Flanders its Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "1996 10-KSB") and its Quarterly Report on Form 10-QSBSB for the quarter ended March 31, 1997 (the "March 10-QSB"). The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since its initial public offering. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments and the absence of footnote disclosure).

     3.5 Government Consents. To the Company's knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) such filings as have been made prior to the Closing or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor, and (b) the filing of the Nasdaq National Market Notification Form with the Nasdaq National Market.

     3.6 No Material Adverse Change. Except as otherwise disclosed herein or as disclosed to Flanders in writing prior to the Closing, since March 31, 1997, there have not been any material changes in the assets, liabilities, financial condition, business prospects or operations of the Company from that reflected in the March 10-QSB and the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse.

     3.7 Authorized Capital Stock. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, and 2,372,384 shares were outstanding as of March 31, 1997. Except as set forth in the March 10-QSB or the 1996 10-KSB or as disclosed to Flanders in writing prior to the Closing, and except for the grant of options to purchase a total of 240,244 shares of Common Stock, as of March 31, 1997 there are no outstanding options, warrants or other securities exercisable for, or convertible into, or commitments to issue securities exercisable for or convertible into, capital stock of the Company, or other commitments to issue any capital stock of the Company. There has been no material change in the number of outstanding shares or outstanding options since March 31, 1997.

     3.8 No Dividends. The Company has not declared or paid any dividends, or authorized or made any distribution or established any record date for the issuance of any dividend or other distribution upon or with respect to any class or series of its capital stock.

     3.9 Litigation. Except as disclosed in the SEC Documents, there are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) could have a material adverse effect on the Company's properties or assets or the business of the Company as presently conducted or proposed to be conducted, or (b) could impair the ability of the Company to perform in any material respect its obligations under this Agreement.

     3.10 Regulation S Representations

         (a) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) nor any person acting on its or their behalf has engaged or will engage in any Directed Selling Efforts in connection with the offer and sale of the Shares.

         (b) The Company is a Reporting  Issuer within the meaning of Regulation
S.

         (c) The Company has not offered the Shares to any persons other than Flanders.

         (d) The offer and sale of the Shares to Flanders are not part of a plan or scheme on the part of the Company, any of its affiliates (within the meaning of Rule 144 under the Securities Act) or any person acting on its or their behalf to evade the registration provisions of the Securities Act.

     3.11 Execution of Rights Agreement. The Investors' Rights Agreement (the "Rights Agreement") has been executed by the persons and entities that are required to execute the Rights Agreement, and the Rights Amendment constitutes a legal, valid and binding obligation of the Company.

                                    Section 4

              Representations, Warranties and Covenants of Flanders

     Flanders hereby represents and warrants to the Company as of the Closing Date, and agrees in favor of the Company, as follows:

     4.1  Authorization.  Flanders  represents and warrants to the Company that:
(i) Flanders has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation; (ii) Flanders has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (iii) this Agreement constitutes the legal, valid and binding obligation of Flanders, enforceable in accordance with its terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and
(b) as limited by equitable principles generally.

     4.2 Independent Investment Decision. Flanders understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Shares. In making the decision to purchase the Shares in accordance with this Agreement, Flanders has relied solely upon independent investigations made by it and not upon any representations made by the Company other than those made pursuant to this Agreement.

     4.3 Investment Intent. Flanders is purchasing the Shares for its own account, for investment purposes only, and not with a view to a distribution thereof. Flanders further understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Flanders' investment intent as expressed herein.

     4.4 Registration or Exemption Requirements. Flanders further acknowledges and understands that the Shares have not been registered under the Securities Act and may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

     4.5 Regulation S Representations.

         (a) Flanders is not a U.S. Person and is not acquiring the Shares for the account or benefit of any U.S. Person, and Flanders prior to the Closing is not an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company.

         (b) At the time the buy orders for the Shares were originated, Flanders was located outside the United States.

         (c) Neither Flanders nor any of its affiliates nor anyone acting on its or their behalf has engaged or will engage in any Directed Selling Efforts in connection with the offer and sale of the Shares.

         (d) Flanders:

             (i)  will  not,  prior to the  later  of the end of the  Restricted
Period and August 10, 1997, offer or sell any of the Shares (or create or maintain any derivative position equivalent thereto) in reliance on Regulation S and will only offer or sell any of the Shares (or create or maintain any derivative position equivalent thereto) during such period pursuant to registration under the Securities Act or pursuant to an available exemption from registration other than Regulation S and, in any case, in accordance with applicable state securities laws and the provisions of this Agreement; and

             (ii) will, after August 10, 1997, offer or sell the Shares (or create or maintain any derivative position equivalent thereto) only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and, in any case, in accordance with applicable state securities laws and the provisions of this Agreement. Purchaser further agrees that unless the transfer is pursuant to a registration under the Securities Act, prior to the transfer
(A) Purchaser will notify the Company of the proposed transfer and will furnish the Company with a detailed statement of the circumstances surrounding the proposed transfer, and (B) if reasonably requested by the Company, Purchaser will furnish the Company with an opinion of counsel, reasonably satisfactory to the Company and its counsel, that such transfer will not require registration of the Shares under the Securities Act. Purchaser agrees to provide an opinion of counsel for all transfers pursuant to Regulation S.

         (e) Neither Purchaser's offer to buy the Shares nor Purchaser's acquisition of the Shares is part of a plan or scheme on the part of Purchaser, any of its affiliates or any person acting on its or their behalf to evade the registration requirements of the Securities Act.

         (f) Purchaser's offer to buy the Shares constituted, and Purchaser's acquisition of the Shares will constitute, an Offshore Transaction.

         (g) In addition to, and without in any way limiting, the other restrictions contained in this Agreement, during any Restricted Period applicable to the Shares, neither Purchaser nor any of its affiliates nor any person acting on its or their behalf will engage in any Directed Selling Efforts with respect to such Shares.

     4.6 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

     4.7 Legends. To the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legends set forth in Sections 4.7(a) and (b) below and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, the Purchaser shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

         (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE BEEN SOLD IN RELIANCE ON THE EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"). PRIOR TO AUGUST 10, 1997, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION OTHER THAN REGULATION S. AFTER AUGUST 10, 1997, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION."

         (b) Any other legend required by law.


                                    Section 5

                  Conditions to the First Closing of Purchaser

     Flander's obligation to purchase the Shares at the First Closing is, at the option of Flanders, subject to the fulfillment or waiver (in its sole discretion) on or before the First Closing Date of the following terms and conditions:

     5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the First Closing Date with the same effect as though such representations and warranties had been made on and as of the date of such First Closing Date.

     5.2 Covenants. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing Date.

     5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required as of the Closing in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective as of the First Closing Date.

     5.4 Execution of Investor Rights Agreement. The Company and Flanders have executed the Investors' Rights Agreement, attached as Exhibit "A".

     5.5 Approval of Formation of Belgian Company. Company has approved the form and content of organizational documents of the Belgian limited liability company ("XIOX Flanders") ("Belgian Formation Documents") attached as Exhibit "B". The execution of this Agreement by the Company shall be deemed to be Company's approval of the Belgian Formation Documents.

     5.6 Execution of License Agreement between XIOX and Lemount and Hauspie ("L&H"). XIOX has entered into a License Agreement with Lemout and Hauspie Speech Products, N.V. ("L&H") attached hereto as Exhibit "C".

     5.7 Execution of Co-Sale Agreement. William H. Welling has entered into an agreement with Flanders under which Mr. Welling has agreed that should he sell certain shares of XIOX Common Stock, he will permit Flanders to sell up to a proportional amount of the Shares held by it on the same terms and conditions (the "Co-Sale Right") attached hereto as Exhibit "D".

                                    Section 6

                     Conditions to First Closing of Company

     The Company's obligation to sell and issue the Shares at the First Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

     6.1 Represenations and Warranties. The representations and warranties of Flanders contained in Section 4 shall be true on and as of the First Closing Date with the same effect as though such representations and warranties had been made on and as of the date of such First Closing Date.

     6.2 Covenants. Flanders shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Flanders on or before the First Closing Date.

     6.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required as of the First Closing Date in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective as of the First Closing Date.


                                    Section 7

                  Conditions to the Second Closing of Purchaser

     Flanders' obligation to purchase the 534,400 Shares at the Second Closing is, at the option of Flanders, subject to the fulfillment or waiver (at its sole discretion) on or before the Second Closing Date on the following terms and conditions:

     7.1  Accuracy  of  Conditions.  The  conditions  set forth in Section  5.1,
Section 5.2, Section 5.3 have been satisfied as of the Second Closing Date; and

     7.2 Intellectual  Property  Rights.  The Company and Flanders have executed
one  or  more  distribution  and/or  licensing  or  similar  agreements,   which
agreements shall document the following agreement in principle:

         (a) All source codes and object codes and all hardware jointly developed by XIOX and XIOX Flanders after the Closing will be jointly owned by both entities; provided that neither party will have a duty to account to the other pursuant to 17 U.S.C.A. (the Copyright Act of 1976, as amended). This joint ownership shall not apply to any intellectual property or technology currently owned by XIOX prior to the First Closing and any revisions, updates or enhancements of those existing products. XIOX Flanders shall have the right to approve all licensing and transfers between XIOX and XIOX Flanders which involve the transfer of such jointly owned source codes, object codes and hardware. XIOX shall not license to any other party the right to distribute nor will it itself distribute such jointly owned products in the "European Marketplace," which shall be defined to be those countries that are in the European Union as of the First Closing. The covenant given by XIOX in the preceding sentence will no longer be applicable if XIOX Flanders is dissolved pursuant to a mutual agreement of its two owners. With respect to such jointly owned products, XIOX and XIOX Flanders shall not disclose any trade secret information embodied therein to any third party.

         (b) XIOX Flanders shall receive the right from XIOX to use existing products and features of existing products and the technology of existing products of XIOX to incorporate those into the new products that will be jointly developed. XIOX Flanders shall also have the right to distribute such existing products and new products. The parties will negotiate in good faith to memorialize into one or more agreements the rights set forth in this paragraph. The parties agree that a condition to the Second Closing shall be the entering into of such an agreement with respect to the exclusive distribution rights and a separate agreement with respect to utilization by XIOX Flanders of existing XIOX technology.


                                    Section 8

                   Conditions to the Second Closing of Company

     The Company's obligation to sell the 534,400 Shares at the Second Closing is, at the option of the Company, subject to the fulfillment or waiver of following conditions:

     8.1  Accuracy  of  Conditions.  The  conditions  set forth in Section  6.1,
Section 6.2 and Section 6.3 have been satisfied as of the Second Closing Date.

     8.2 Intellectual Property Rights. The Company and Flanders have executed one or more distribution and/or licensing or similar agreements, which agreements document the agreement in principle described in Section 7.2(a) and
(b), above:


                                    Section 9

                      Affirmative Covenants of the Company

     As long as Flanders holds 10% of the Company's Common Stock, the Company hereby covenants and agrees as follows:

     9.1 Financial Information. The Company will mail the following reports to Flanders until Flanders transfers, assigns or sells the Shares purchased by Flanders pursuant to this Agreement:

         (a) Within one hundred (100) days after the end of each fiscal year, a copy of its Annual Report on Form 10-KSB;

         (b) Within fifty-five (55) days after the end of the first, second and third quarterly accounting periods of each fiscal year of the Company, a copy of its Quarterly Report on Form 10-QSB; and

         (c) Within ten (10) days after the Company files any Current Report on Form 8-K with the SEC, such Current Report on Form 8-K.

     9.2 Post Closing Covenants.

         9.2.1 The Company shall make the following contributions to the capital of XIOX Flanders made in accordance with the following schedule as long as there has been a Second Closing Date:

         (a) $600,000 by September 30, 1997;

         (b) $350,000 by December 31, 1997;

         (c) $350,000 by March 30, 1998;

         (d) $350,000 by June 30, 1998;

         (e) $350,000 by September 30, 1998;

         (f) $372,000 by December 31, 1998.


         The Company received a 94.9% interest in XIOX Flanders, in exchange for its obligation to make these $2,372,000 of capital contributions.

         9.2.2 Company will conduct its business and that of XIOX Flanders in accordance with the Business Plan disclosed to Flanders before the execution of this Agreement ("Business Plan"). XIOX will not materially amend or deviate from the Business Plan without the approval of Flanders.

         9.2.3 Company will invest an additional $3,000,000 in accordance with the Business Plan.

     9.3 Public Statements. Neither the Company nor Flanders shall use the name of the other in any press release or filing with the SEC (excluding Schedule 13Ds and Forms 3, 4 and 5) without the prior approval of the other party, which approval may not be unreasonably withheld or delayed; provided, however, that to the extent such prior approval is impracticable, the party issuing the press release or making the filing with the SEC shall provide a copy of such press release or SEC filing to the other party as promptly as practicable thereafter; and provided, further, that if the other party does not approve such press release or SEC filing, the party issuing the press release or making the filing with the SEC may still use the name of the other party in any press release or SEC filing without the prior written approval of the other party, if the party issuing the press release or making the filing with the SEC is advised by counsel that such disclosure is required to comply with applicable law. Notwithstanding the above, the parties agree that a press release describing the transactions contemplated by this Agreement may be issued by XIOX promptly after execution hereof and that a current report on Form 8-K may be filed with the SEC by XIOX in each case without prior review of, or consultation with Flanders. Flanders also has the right to issue a press release in Belgium.


                                   Section 10

                       Post Closing Covenants of Flanders

     10.1 Capital Contribution by Flanders to XIOX Flanders. Assuming that there has been a Second Closing Date, Flanders shall contribute $128,000 to XIOX Flanders simultaneously with the contribution of $600,000 to XIOX Flanders by the Company. In exchange for the contribution of $128,000, Flanders shall receive a 5.1% ownership interest in Flanders in accordance with the Belgian Formation Documents.


                                   Section 11

                                  Miscellaneous

     11.1 Waivers and Amendments. The terms of this Agreement may be waived or amended with the written consent of the Company and Flanders.

     11.2 Placement Agent's Fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to Flanders.

     11.3 Governing Law and Location of Litigation. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles, except for corporate governance issues of XIOX Flanders, which shall be governed by Belgian law, except as set forth below. In the event that there is a dispute, the party who commences the litigation must file the litigation in the jurisdiction where the principal office of the other party is located. Therefore, if Flanders files litigation, it must be filed in the state courts of California located in San Mateo County, California. If Company commences litigation, it must be filed in Brussels, Belgium. Each party irrevocably waives its rights to institute a proceeding in any other forum and agrees and consents to the jurisdiction (personal or otherwise) of such court. Each party agrees that service of process by first class mail is acceptable notwithstanding any personal service requirement.

     11.4 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or Flanders and the Closing. The Post Closing Covenants shall survive for such period of time that Flanders owns 10% or more of the Company stock.

     11.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, Flanders shall not assign this Agreement without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion for any or no reason; provided, that the benefits and obligations of Flanders under Section 7 may be transferred by Flanders without the prior written consent of the Company to any person that acquires at least 51% of the Shares acquired by Flanders at the Closing, so long as the transferee agrees in writing to be bound by the provisions of Section 7 to the same extent as Flanders from whom it acquired the Shares.

     11.6 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

     11.7 Notices, etc. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by facsimile, overnight delivery service or registered or certified United States mail or if sent by Flanders (by Belgian mail), addressed to the Company or Flanders, as the case may be, at their respective addresses set forth at the beginning of this Agreement, and in the case of all notices and other communications to Flanders, a copy will be delivered to Brobeck, Phleger & Harrison, LLP, Attention: Richard L. Kintz, 550 West "C" Street, Suite 1300, San Diego, California 92101-3532 and with a copy to Dirk Meeus, Leoff Claeys Verbeke, Avenue de Tervueren 268-A, B-1150, Brussels, Belgium or at such other address as the Company or Flanders shall have furnished to the other party in writing and to the Company with a copy to Wilson, Sonsini, Goodrich and Rosati,
Attention: Blair Stewart, 650 Page Mill Road, Palo Alto, California 94304-1050. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or facsimile, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable facsimile number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (Pacific time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

     11.8 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11.10 Further Assurances. Each party to this Agreement shall use its conversely reasonable efforts to cause the Closing to occur and shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     11.11 Currency. All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.

     11.12 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     11.13 Legal Fees. The Company shall promptly pay the legal fees and costs of Flanders' Belgian legal counsel, Loeff Claeys & Verbeke, and its California legal counsel, Brobeck, Phleger & Harrison LLP.

                [Remainder of This Page Intentionally Left Blank]

     The foregoing agreement is hereby executed as of the date first above written.

                                        "XIOX" or "COMPANY"

                                        XIOX CORPORATION, a Delaware corporation


                                        By:      /s/ William H. Welling
                                           -------------------------------------
                                                  William H. Welling

                                        Title:   Chairman, CEO
                                              ----------------------------------

                                        "PURCHASER"

                                        FLANDERS LANGUAGE VALLEY,
                                        a Belgian corporation


                                        By:      /s/ Wilfried Van Hove
                                           -------------------------------------
                                                     Wilfried Van Hove

                                        Title:   General Manager FLVM
                                              ----------------------------------
                                                 for Philip Vermeulen and
                                                 for Wilfried Vandepoel
                                                 pursuant to the attached proxy

EXH. 4.3
                            INVESTOR RIGHTS AGREEMENT


     This Investor Rights Agreement (this "Agreement") is made as of June 30, 1997, by and among Xiox Corporation, a Delaware corporation ("Xiox" or the "Company"), and Flanders Language Valley, a company incorporated under Belgian law ("Flanders").


                                    Recitals

     WHEREAS, the Company desires to sell to Flanders shares of the Company's Common Stock (the "Shares") pursuant to a certain Stock Purchase Agreement of even date herewith by and among the Company and Flanders (the "Stock Purchase Agreement"); and

     WHEREAS, the Company desires to grant the Investors certain rights, in order to induce Flanders to purchase the Shares;

     NOW, THEREFORE, in consideration of the above and of the mutual promises set forth herein, the parties hereto agree that, subject to the closing of the purchase of the Shares by Flanders pursuant to the Stock Purchase Agreement, the Company hereby grants to the Investors the rights set forth below:


                                    SECTION 1

                                   Definitions

     1.1 Certain Definitions. Hereafter, in this Agreement the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Registrable Securities" means shares of Common Stock of the Company held by Flanders which are purchased pursuant to the Stock Purchase Agreement provided that the Shares have not be sold, assigned, transferred or pledged by Flanders to any third party.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, NASD fees and expenses, and the expense of any special audits incident to or required by any such registration.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Flanders and, except as set forth above, all reasonable fees and disbursements of counsel for Flanders.

         Unless otherwise defined in this Agreement or unless the context requires otherwise, capitalized terms used herein shall have the same meaning as in the Stock Purchase Agreement


                                    SECTION 2

                               Registration Rights


     2.1 Company Registration.

         (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or Flanders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

            (i) promptly give to Flanders written notice thereof; and

            (ii) include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request by Flanders, made within 20 days after receipt of such written notice from the Company.

         (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Flanders as a part of the written notice given pursuant to Section 2.1(a)(i). In such event the right of Flanders to registration pursuant to
Section 2.1 shall be conditioned upon such Holder's or Founder Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Flanders shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.
Notwithstanding any other provision of this Section 2.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise Flanders and other Flanders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Flanders and Founder Flanders and such other Flanders in proportion, as nearly as practicable, to the respective amounts of shares of Common Stock held by Flanders and such other Flanders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any holder of shares of Common Stock to the nearest 100 shares. If Flanders disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

         (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not Flanders has elected to include securities in such registration.

     2.2 Registration on Form S-3.

         (a) If Flanders requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate offering price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Flanders may reasonably request; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 2.2 in any twelve (12) month period and shall not be required to effect such a registration prior to the first anniversary of this Agreement.

         (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.2: (i) if the Company, within ten
(10) days of the receipt of the request of the initiating Flanders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within forty-five (45) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (ii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided that Flanders shall not be permitted to sell shares subject to such registration during the period from the beginning of the last month of each fiscal quarter until two days after the Company's financial results have been published and in accordance with the Company's insider trading compliance policy.

         (c) The Company shall be obligated to file a Form S-1 Registration or any other form that has the same effect of registering Unregistered Securities. In the event that XIOX cannot use Form S-3 only because of XIOX's failure to timely file its required reports with the Securities and

Exchange Commission. XIOX will not be required to file an S-1 by Flanders, unless Flanders is registering at least two million $ of shares of XIOX for sale. Such Registration Statement shall remain open for 45 days.

            XIOX has no obligation to file an S-1 if the reason that it cannot use an S-3 is due to cause beyond the reasonable control of XIOX.

     2.3 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1 and 2.2 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of Flanders shall be borne by the Flanders.

     2.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep Flanders advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

         (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least thirty (30) days or until the distribution described in the Registration Statement has been completed;

         (b) Furnish to Flanders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     2.5 Indemnification.

         (a) The Company will indemnify Flanders, each of its officers and directors and partners, and each person controlling Flanders within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Flanders, each of its officers and directors, and each person controlling Flanders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Flanders, controlling person or underwriter and stated to be specifically for use therein.

         (b) Flanders will, if Registrable Securities held by Flanders are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Flanders and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of Flanders under this subsection
(b) shall be limited in an amount equal to the public offering price of the shares sold by Flanders, unless such liability arises out of or is based on willful conduct by Flanders.

         (c) Each party entitled to indemnification under this Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     2.6 Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate at such time as Rule 144 will permit Flanders to sell all the shares held by it in a single 90 day period or five (5) years after the date of this Agreement, whichever occurs first.

     2.7 Information by Holder. Flanders shall furnish to the Company such information regarding Flanders, the Registrable Securities held by them and the distribution proposed by Flanders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

     2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

         (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

         (c) So long as Flanders owns any Restricted Securities to furnish to Flanders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing a Investor to sell any such securities without registration.

     2.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted to Flanders under Sections 2.1 and 2.2 may be not be transferred or assigned to any third party.

     2.10 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to such securities and use its diligent best efforts to cause such registration statement to become effective and to keep such registration statement effective for up to 45 days for such period of time as otherwise specified in this Agreement.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to Flanders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its reasonable commercial efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Flanders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Flanders shall also enter into and perform its obligations under such an agreement.

         (f) Notify Flanders when an amended prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Furnish, at the request of Flanders, on the date that such securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) a copy of the opinion given to the underwriters if the registration of Flanders' securities was underwritten and
(ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Flanders requesting registration of securities.


                                    SECTION 3

                                  Other Rights

     3.1 Information Rights. So long as Flanders holds at least ten per cent (10%) of the outstanding shares of Common Stock of the Company, the Company shall provide Flanders with Copies of all reports filed with the Securities and Exchange Commission and copies of all press releases.

     3.2 Board Representation. Within 90 days of the date of this Agreement, the Company will cause a designee of Flanders to be appointed to the Board of Directors of the Company. In connection with subsequent elections of directors by the stockholders of the Company, the Company will cause a designee of Flanders to be nominated for election to the Board. Each such designee shall be reasonably satisfactory to the Company. The right of designation will terminate at such time as Flanders no longer owns at least 10% of the outstanding shares of the Company, or five years after the date hereof, which ever occurs first. So long as Flanders has the right to designate a nominee for election to the Board of Directors of the Company, the Company will elect a designee of Flanders to the Board of Directors of the Belgian subsidiary to be established by the Company.

     3.3 Visitation Rights. For so long as Flanders has a right to designate a nominee for election to the Board of Directors of the Company, an observer designated by Flanders and reasonably satisfactory to the Company will be invited to be present at all Board of Director meetings; provided, that such observer shall agree in writing to keep in confidence information received and discussions held at such meetings, and to use such information only for the purpose of advising the director designated by Flanders, and, provided further that the Board of Directors may in its sole discretion exclude such observer from any meeting or portion thereof.

     3.4 Right of Pro-Rata Participation. For so long as Flanders has a right to designate a nominee for election to the Board of Directors of Xiox, Flanders shall have the right to purchase its pro-rata shares of any New Securities (as defined in this Section 3.4) that the Company may from time to time propose to sell and issue. Flanders' pro rata share, for purposes of this right of participation, is the ratio, the numerator of which is the number of shares of Common Stock then held by Flanders, and the denominator of which is the total number of outstanding shares of Common Stock. This right of pro-rata participation shall be subject to the following provisions:

         (a) "New Securities" shall mean any shares of Common Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock, and securities of any type whatsoever that are, or may become convertible into said shares of Common Stock; provided, however, that "New Securities" does not include (i) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets, or other reorganization whereby the Company owns not less that fifty-one percent (51%) of the voting power of such corporation; (ii) shares of Common Stock (or related options) issued to employees, officers, directors, or consultants of the Company pursuant to incentive stock option or stock purchase plans and approved by the Board of Directors of the Company; (iii) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company; or (vi) shares of Common Stock issued to a strategic partner in a transaction or transactions approved by the Board of Directors of the Company; (vii) securities issued to equipment lessors in connection with equipment lease transactions approved by the Board; or (viii) securities issued to commercial lenders in connection with line of credit or loan transactions approved by the Board.

         (b) In the event that the Company proposes to undertake an issuance of New Securities, it shall deliver to Flanders written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Flanders shall have twenty (20) days from the date of delivery of any such notice to agree to purchase up to its pro rata share as provided above of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If Flanders elects to purchase its pro rata share of New Securities, Flanders shall enter such agreements as the Company may reasonably require in connection with the sale of such New Securities.

         (c) The right of pro-rata participation granted under this Agreement shall terminate at such time when Flanders no longer has the right to designate a nominee for election to the Board of Directors of Xiox.

         (d) This right of pro-rata participation may be not be transferred or assigned to any third party.

     3.5 Financial Rights. While Flanders owns at least ten per cent (10%) of the outstanding shares of Common Stock of the Company, Flanders shall have the following financial information rights: (a) to approve the auditors if they are not employed by a "big 6" accounting firm; and (b) to employ, at cost to Flanders, auditors of its own choosing to review the books and records of the Company.

     3.6 No New Products. Until December 31, 2000, the Company will not expand or attempt to expand into new business or product areas, other that those currently existing or those specified in the Business Plan disclosed to Flanders prior to the execution of this agreement.

     3.7 Business Plan. The Company will conduct its operations in accordance with the Business Plan. Flanders shall have the right to approve any material amendment to the Business Plan.

                                    SECTION 4

                                  Miscellaneous

     4.1 Governing Law. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of California as applied to agreements made and performed in California by residents of the State of California.

     4.2 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except or specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     4.3 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed as follows:


    (I) if to the Flanders:

         Flanders Language Valley
         8900 Ieper, Industrielaan 31
         Belgium
         with a copy to:

         Dirk Meeus, Esq.
         Loeff Claeys & Verbeke
         Avenue  de Terrueren 268-A; B-1150
         Brussels, Belgium


    (ii)  if to the Company:

         Xiox Corporation
         577 Airport Blvd., Suite 700
         Burlingame, CA 94010
         Attn: President

         with a copy to:

         Blair W. Stewart, Esq.
         Wilson Sonsini Goodrich & Rosati
         650 Page Mill Road
         Palo Alto, CA 94304

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     4.4 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                             XIOX CORPORATION
                                             a Delaware corporation



                                             By:  /s/ William H. Welling
                                                --------------------------------
                                                  William H. Welling


                                             FLANDERS LANGUAGE VALLEY
                                             a Belgian Company



                                             By:  /s/ Wilfried Van Hove
                                                --------------------------------
                                                  Wilfried Van Hove
                                                  General Manager  FLVM
                                                  for Philip Vermeulen and
                                                  for Wilfried Vandepoel
                                                  pursuant to the attached proxy